Locke Liddell & Sapp LLP
                             Attorneys & Counselors
2200 Ross Avenue                                                  (214) 740-8000
Suite 2200                                                   Fax: (214) 740-8800
Dallas, Texas  75201-6776                                   www.lockeliddell.com
                    Austin o Dallas o Houston o New Orleans


                                                                     EXHIBIT 8.1


                                  June 6, 2006


Kronos International, Inc.
5430 LBJ Freeway, Suite 1700
Dallas, Texas  75240-2697

Ladies and Gentlemen:

In connection with the filing of the Registration Statement on Form S-4 (the "Registration Statement"), you have asked us to address the anticipated material U.S. federal income tax consequences of the exchange of euro 400,000,000 6 1/2% Senior Secured Notes due 2013 (the "Old Notes") for new notes (the "New Notes") that are identical to the Old Notes in all material respects except that they
(i) are registered under the Securities Act of 1933, as amended (the "Securities Act"), (ii) will not contain certain transfer restrictions and registration rights of the Old Notes and (iii) will not contain provisions relating to the payment of additional interest to holders of the Old Notes under circumstances relating to the timing of an exchange offer. More particularly, you have requested our opinion regarding the anticipated material U.S. federal income tax consequences under the heading "Material Tax Considerations - United States Tax Considerations" in the Registration Statement filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

In rendering our opinion, we have reviewed the Registration Statement and such other materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder by the U. S. Department of Treasury (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "IRS") and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that such Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, perhaps with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect our conclusions stated herein.

Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that under current U.S. federal income tax law, although the discussion set forth in the Registration Statement under the heading "Material Tax Considerations - United States Tax Considerations" does not purport to summarize all possible U.S. federal income tax consequences of the exchange of Old Notes for New Notes, the material U.S. federal income tax consequences that are generally applicable to a U.S. Person who exchanges Old Notes for New Notes in the exchange offer are set forth therein. Accordingly, the discussion set forth in the Registration Statement under the heading "Material Tax Considerations - United States Tax Considerations" is our opinion.

This opinion is being furnished in connection with the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. This opinion is for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose, except that you may refer to this opinion in the Registration Statement.
Investors should consult their tax advisors as to the particular tax consequences to them of exchanging Old Notes for New Notes and acquiring, holding or otherwise disposing of New Notes, including the effect and the applicability of state, local or foreign tax laws. Any variation or difference in any fact from those set forth or assumed either herein or in the Registration Statement may affect the conclusions stated herein. In addition, there can be no assurance that the IRS will not assert contrary positions.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                 Very truly yours,

                                                 LOCKE LIDDELL & SAPP LLP


                                                 By:/s/ C. Ronald Kalteyer
                                                    ----------------------------
                                                    C. Ronald Kalteyer